AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio AXP International Aggressive Growth Fund

2.   Name of Issuer AEGON N.V.

3.   Date of Purchase 09/18/02

4.   Underwriter from whom purchased Morgan Stanley

5. "Affiliated Underwriter" managing or participating in underwriting syndicate JP Morgan

6.   Is a list of the underwriting syndicate's members attached? Yes X No

6. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $14,338,086.58 / 14,669,620.00 EUR

8.   Aggregate principal amount of offering $2,004,969,600 / 2,064,000,000 EUR

9.   Purchase price (net of fees and expenses) $9.774 / 10.00 EUR

10.  Date offering commenced 09/18/02

11. Offering price at close of first day on which any sales were made $9.774 / 10.00 EUR

12.  Commission, spread or profit 2.00%

13.  Have the following conditions been satisfied?

     a. The securities are:                                             Yes  No

           part of an issue registered under the Securities
           Act of 1933 which is being offered to the public;            ___  ___

           Eligible Municipal Securities;                               ___  ___

           sold in an Eligible Foreign Offering; or                      X   ___

           sold in an Eligible Rule 144A offering?                      ___  ___

     (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

     b.    (1)  The securities  were purchased prior to the end of
                the first day on which any sales were made, at a
                price that is not more than the price paid by each
                other purchaser of securities in that offering or
                in any concurrent offering of the securities
                (except, in the case of an Eligible Foreign
                Offering, for any rights to purchase that are
                required by law to be granted to existing security
                holders of the issuer); OR                             X     ___

                                                                        Yes   No

           (2)  If the securities to be purchased were offered for
                subscription upon exercise of rights, such
                securities were purchased on or before the fourth
                day preceding the day on which the rights offering
                terminates?                                             ___  ___

     c.   The underwriting was a firm commitment underwriting?           X   ___

     d.   The  commission,  spread,  or profit was reasonable and
          fair in relation  to that being  received by others for
          underwriting  similar securities during the same period
          (see   attachment   for   comparison   of  spread  with
          comparable recent offerings)?                                  X   ___

     e.   The  issuer  of the  securities,  except  for  Eligible
          Municipal Securities, and its predecessors have been in
          continuous operation for not less than three years?            X   ___

     f.  (1) The amount of the  securities,  other than those sold in an Eligible Rule 144A Offering (see below), purchased by
             all of the investment companies advised by the Adviser
             did not exceed 25% of the principal amount of
             the offering; OR                                            X   ___

         (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

             (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
                  144A(a)(1), plus                                      ___  ___

             (ii) The principal amount of the offering of such class in
                  any concurrent public offering?                       ___  ___

     g.  (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the
             sale; OR                                                    X   ___

         (2) With respect to the purchase of Eligible Municipal
             Securities, such purchase was not designated as a
             group sale or otherwise allocated to the account of
             an affiliated underwriter?                                 ___  ___

     h.   Information  has or  will  be  timely  supplied  to the
          appropriate  officer of the Fund for  inclusion  on SEC
          Form N-SAR and quarterly reports to the Directors?             X   ___



Approved:  /s/ Christi Ralli           Date:  10/13/02
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               Christi Ralli
               Subadviser